Exhibit 99.1

NORTHERN STAR INVESTMENT CORP. II AND APEX FINTECH SOLUTIONS ANNOUNCE APEX’S SECOND

QUARTER 2021 PRELIMINARY FINANCIAL GUIDANCE AND CLIENT ACQUISITIONS IN

SECOND QUARTER 2021

Expects Second Quarter 2021 Net Income to be $29.8 Million – $31.5 Million and Adjusted EBITDA to

be $44.9 Million – $47.1 Million

Expects First Half 2021 Net Income to be $66.1 Million – $67.8 Million and Adjusted EBITDA to be

$91.0 Million – 93.2 Million

Expects Second Quarter 2021 GAAP Net Revenue to be $135.7 Million – $141.3 Million and Adjusted

Net Revenue to be $115.1 Million – $118.2 Million

Expects First Half 2021 GAAP Net Revenue to be $281.6 Million – $287.2 Million and Adjusted Net

Revenue to be $217.5 Million – $220.6 Million

Dallas, Texas – June 24, 2021 — Northern Star Investment Corp. II (“Northern Star”) (NYSE: NSTB), a publicly traded special purpose acquisition company, today announced the preliminary financial guidance for its merger partner, Apex Fintech Solutions LLC (“Apex” or the “Company”), the “fintech for fintechs” powering innovation and the future of digital wealth management, for the second quarter 2021.

In the second quarter 2021 to-date, Apex has acquired 17 new clients, bringing the total number of clients acquired year-to-date to 28, compared with 6 new clients in the second quarter 2020. In the first half of 2020, Apex acquired 15 new clients and 33 new clients for full year 2020.

Apex expects net income, Adjusted EBITDA,1 GAAP net revenue and Adjusted Net Revenue2 for the second quarter and first half of 2021 will be materially higher than anticipated. For the second quarter 2021, Apex expects net income and Adjusted EBITDA1 to be in the range of $29.8 million – $31.5 million and $44.9 million – $47.1 million, respectively, and GAAP net revenue and Adjusted Net Revenue2 to be in the range of $135.7 – $141.3 million and $115.1 – $118.2 million, respectively.

For the first half 2021, Apex expects net income and Adjusted EBITDA1 to be in the range of $66.1 million – $67.8 million and $91.0 million – $93.2 million, respectively, and GAAP net revenue and Adjusted Net Revenue2 to be in the range of $281.6 million – $287.2 million and $217.5 million – $220.6 million, respectively.

Given that Apex expects to have achieved more than 86% of its previously forecasted $105.6 million Adjusted EBITDA1 for full-year 2021 in only six months, Apex expects to revise its full-year guidance higher when it releases its second quarter 2021 results in August 2021.

“Apex continues to grow at a faster rate than we anticipated,” stated Bill Capuzzi, Chief Executive Officer. “We continue to capitalize on the strength of our product offerings and platform to meet client demand through innovation.”

Transaction Update

As previously announced, Northern Star and Apex entered into a definitive agreement which would result in Apex becoming a publicly listed company, after the required approval by the stockholders of Northern Star and the fulfillment of certain other conditions set forth in the definitive agreement. The Northern Star stockholder meeting had been scheduled for June 29, 2021. However, the proxy statement for use in connection with obtaining the required approval by the Northern Star stockholders is still being reviewed by the Securities and Exchange Commission (“SEC”). Once the SEC completes its review, Northern Star intends to mail the proxy statement to stockholders, promptly hold the meeting to vote on the transaction and thereafter seek to consummate the transaction as quickly as possible. Once the date for the Northern Star stockholder meeting is finalized, it will be announced publicly.

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[1]

Adjusted EBITDA is a Non-GAAP financial metric and equals net income adjusted for income tax expense, interest expense on debt, depreciation and amortization, and other income/expenses. Other income/expenses include non-reimbursable fees and non-operating income and expenses. Adjusted EBITDA provides Apex with a useful measure for period-to-period comparisons of its business as well as comparison to its peers. Apex believes that this non-GAAP financial measure is useful to investors in analyzing our financial and operational performance. A reconciliation to the comparable U.S. GAAP financial metric has been included at conclusion of this press release.

[2]

Adjusted Net Revenue is a Non-GAAP financial metric and equals total net revenue less reimbursable fees, (gains) losses on investments and other non-operating income excluding the impact of interest expense on debt. Reimbursable fees revenue primarily consists of fees collected for certain expenses such as exchange fees, execution costs and fees due to regulatory or governmental agencies where an offsetting amount recorded as an operating expense, which Apex does not consider internally when monitoring operating performance. Other non-operating income primarily relates to gains and losses on sales of investments that do not relate to our core operations. Interest expense on debt is excluded because of capital structure can vary substantially from company to company and therefore is not considered as key measure in comparing Apex’s operating performance to that of other companies. Apex believes this measure allows investors to evaluate comparability of our period over period financial performance of core operations. A reconciliation to the comparable U.S. GAAP financial metric has been included at the conclusion of this press release.

Reconciliation of GAAP to Non-GAAP Measures

Adjusted Net Revenue

(Estimated)

(Unaudited, in thousands)
	Three Months Ending June 30, 2021
	Low-end of estimate	High-end of estimate
Total net revenues	$135,697	$141,297
Less:
Reimbursable fees	(23,000)	(25,500)
(Gains) losses on investments	(1,876)	(1,876)
Other non-operating income	—	—
Add:
Interest expense on debt	4,314	4,314

Adjusted Net Revenue	$115,135	$118,235

(Unaudited, in thousands)
	Six Months Ending June 30, 2021
	Low-end of estimate	High-end of estimate
Total net revenues	$281,550	$287,150
Less:
Reimbursable fees	(60,822)	(63,322)
(Gains) losses on investments	(10,399)	(10,399)
Other non-operating income	(7)	(7)
Add:
Interest expense on debt	7,209	7,209

Adjusted Net Revenue	$217,531	$220,631

Adjusted EBITDA

(Estimated)

(Unaudited, in thousands)
	Three Months Ending June 30, 2021
	Low-end of estimate	High-end of estimate
Net Income	29,810	31,466
Add back:
Income tax expense	11,619	12,263
Interest expense on debt	4,314	4,314
Depreciation and amortization	557	557
Other (income)/expenses	(1,394)	(1,494)

Adjusted EBITDA	$44,906	$47,106

(Unaudited, in thousands)
	Six Months Ending June 30, 2021
	Low-end of estimate	High-end of estimate
Net Income	66,132	67,788
Add back:
Income tax expense	25,888	26,532
Interest expense on debt	7,209	7,209
Depreciation and amortization	970	970
Other (income)/expenses	(9,166)	(9,266)

Adjusted EBITDA	$91,033	$93,233

About Apex Fintech Solutions

Apex Fintech Solutions LLC, the “fintech for fintechs,” is the parent company of Apex Clearing Corporation, a custody and clearing platform that’s powering innovation and the future of digital wealth management, and Apex Pro, a trusted clearing partner to broker-dealers, ATS’s, routing firms, professional trading firms, hedge funds, institutions and emerging managers. We offer cryptocurrency trading and custody services through Apex Crypto LLC, which is expected to become a wholly owned subsidiary of Apex Fintech Solutions pending receipt of required regulatory approvals. Collectively, our suite of solutions creates an environment where companies with the biggest ideas in fintech are empowered to change the world. If you’ve got the guts to dream, we’ve got the guts to help you realize those dreams.

For more information, visit the Apex Fintech Solutions website: https://www.apexfinetechsolutions.com

About Northern Star Investment Corp. II

Northern Star Investment Corp. II is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The management team and Board of Directors are composed of veteran consumer, media, technology, retail and finance industry executives and founders, including Joanna Coles, Chairwoman and Chief Executive Officer, and Jonathan Ledecky, President and Chief Operating Officer. Ms. Coles is a creative media and technology executive who in her previous roles as editor of two leading magazines and Chief Content Officer of Hearst Magazines developed an extensive network of relationships at the intersection of technology, fashion and beauty. Ms. Coles currently serves as a special advisor to Cornell Capital, a $7 billion private investment firm, and is on the board at Snap Inc., Sonos, Density Software, and on the global advisory board of global payments company Klarna. Mr. Ledecky is a seasoned businessman with over 35 years of investment and operational experience. He has executed hundreds of acquisitions across multiple industries and raised over $20 billion in debt and equity. He is also co-owner of the National Hockey League’s New York Islanders franchise. For additional information, please visit https://northernstaric2.com.

Certain statements included herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of Apex financial and performance metrics and projections, including Apex projected net income, Adjusted EBITDA, net revenue and Adjusted net revenue. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of Apex’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. All of the data presented herein is preliminary and subject to further change. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Apex. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to: changes in domestic and foreign business, market, financial, political, regulatory, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Apex; Apex’s ability to successfully expand and/or retain its product and service offerings; competition; the uncertain effects of the COVID-19 pandemic; and those factors discussed in documents of Northern Star filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Northern Star nor Apex presently know or that Northern Star and Apex currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Northern Star’s and Apex’s expectations, plans or forecasts of future events and views as of the date of this press release. Northern Star and Apex anticipate that subsequent events and developments will cause Northern Star’s and Apex’s assessments to change. However, while Northern Star and Apex may elect to update these forward-looking statements at some point in the future, Northern Star and Apex specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Northern Star’s and Apex’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Important Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Northern Star and Apex. Northern Star has filed a registration statement on Form S-4 with the SEC, which includes a preliminary proxy statement/prospectus of Northern Star, and certain related documents, to be used at the meeting of stockholders to approve the proposed business combination and related matters. Investors and security holders of Northern Star are urged to read the proxy statement/prospectus, and any amendments thereto and other relevant documents that will be filed with the SEC, carefully and in their entirety when they become available because they will contain important information about Apex, Northern Star and the business combination. The definitive proxy statement/prospectus will be mailed to stockholders of Northern Star as of a record date to be established for voting on the proposed business combination. Investors and security holders are able to obtain copies of the registration statement and other documents containing important information about each of the companies, without charge, at the SEC’s web site at www.sec.gov.

The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

Northern Star, Apex and certain of their respective directors, managers and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Northern Star in favor of the approval of the business combination and related matters. Stockholders may obtain more detailed information regarding the names, affiliations and interests of certain of Northern Star’s executive officers and directors in the solicitation by reading Northern Star’s Final Prospectus dated January 25, 2021, filed with the SEC on January 27, 2021, and the preliminary proxy statement/prospectus and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of Northern Star’s participants in the solicitation, which may, in some cases, be different than those of its stockholders generally, are set forth in the preliminary proxy statement/prospectus relating to the business combination and will be set forth in the final proxy statement/prospectus relating to the business combination when it becomes available.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Contacts

Investors:

(214) 765-1595

IR@Apexclearing.com

Media:

Jonathan Gasthalter/Carissa Felger

Gasthalter & Co.

(212) 257-4170

ApexClearing@gasthalter.com